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                                                                   Exhibit 14(b)


                       [Jones & Blouch L.L.P. Letterhead]




March   , 2003
     ---


Dow Target Variable Fund LLC.
One Financial Way
Montgomery, Ohio 45242


Dear Ladies and Gentlemen:

              We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information included in the initial registration statement on Form N-14 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on or about April 11, 2003.

                                                   Very truly yours,

                                                   /s/ Jones & Blouch L.L.P.
                                                   Jones & Blouch L.L.P.